PLEASE NOTE: CERTAIN TERMS CONTAINED HEREIN (REPRESENTED BY A "****") HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH TERMS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                                                   Exhibit 10.14

                                                                  Execution Copy

                               SAVILLE SYSTEMS INC

                           Software License Agreement

BIRCH TELECOM, INC.
1000 Walnut, Suite 1220
Kansas City, Missouri 64106

Thank you for choosing SAVILLE SYSTEMS INC. ("Saville"). The terms appearing below and on the attached Schedule A, which is incorporated by this reference, form Saville's Agreement with BIRCH TELECOM, INC. ("Customer") for licensing software and documentation. Please read carefully and sign this Agreement in duplicate. Both executed copies (including Schedules) should be returned to Saville for written acceptance. Once accepted, Saville will sign both copies and then return one of those copies to you.

1.    License Term:

The license term starts on the date on which Saville executes this Agreement and shall continue for a period of ninety-nine (99) years unless terminated earlier in accordance with this Agreement.

2.    License Grant:

a. Saville grants Customer a license to use Saville's software in object code form (the "Software"), and the associated user documentation (the "Documentation" and, collectively with the Software, the "Software Products") described in Schedule A under the terms of this Agreement. This license is non-exclusive. Customer may not make any copies unless Customer has paid the applicable fees and is otherwise authorized by Schedule A to do so, except that Customer may make one complete backup copy of the Software Products for emergency or archival use. Customer may not use more than the number of copies nor utilize the Software Products to bill more than the number of Subscribers (which shall mean the monthly aggregate number of billing telephone numbers or call record identifiers as applicable), which Customer has licensed hereunder. Initially, the Customer's license shall include up to **** Subscribers. If upon quarterly review of the number of Subscribers, Customer exceeds the number of Subscribers licensed hereunder at that time, Customer shall so notify Saville of its need to increase the number of Subscribers licensed hereunder (the "Additional Subscriber Notification") and shall pay the applicable additional License Fee in accordance with Paragraph 3 hereof. Customer agrees to keep records of the number and location of copies in its possession and to permit Saville to audit such records and Customer's use of the Software Produce during normal business hours upon reasonable notice to Customer. Customer shall not remove or alter any trademark, copyright, or other proprietary notice contained on or in any Software Product. Saville's copyright notice and other proprietary legends and labels affixed on the Software Product as delivered by Saville must also be affixed on and in all copies. The inclusion of a copyright notice on any software product or documentation shall not cause, or be construed to cause, it to be a published work.

b. Use of the Software Products is restricted to residence and use on the equipment on Schedule A. Customer may use the Software Products in multi-processor environments, provided that Customer has paid all applicable License Fees. All installation and use of the Software Products is restricted to the locations specified in Schedule A or at such other locations as may be approved by Saville in writing (the "Permitted Locations"); provided that use at any such Permitted Location shall include reasonable remote access to such Software Products installed at such Permitted Location. Saville will not unreasonably withhold its consent to the movement to or use of the Software Products at another location or on different equipment. All Software Products may only be used with the operating environment specified in the Documentation. These restrictions are in addition to any set forth in the Schedules.

c. This license may not be transferred or sublicensed by Customer, except that Customer may sublicense the Software Products (without making any additional copies, except as permitted in this Agreement) to its Affiliates so long as: (i) each such Affiliate acknowledges in writing that it will comply with all terms and conditions of this Agreement and will use the Software Products only for the same application as Customer;
      (ii) Saville immediately receives a copy of that acknowledgement; and
      (iii) Customer remains fully liable for such Affiliate's compliance. As used in this Section, "Affiliate" shall mean an entity controlled by, controlling or under common control with Customer. Any other attempted assignment, sublicense or transfer by Customer of this Agreement or the Software Products shall be void. Customer may use the Software Products only to process its own data and only for internal operations. Customer may not use the Software Products to offer timesharing or other computer-based services to third parties.

d. Saville may terminate Customer's license only in the event of a material breach by Customer not cured within 30 days after Saville gives notice of such breach to Customer. However, no notice will be required in the event of a material breach by Customer of Paragraph 8 below (Ownership and Confidentiality). Upon termination for any reason, Customer shall immediately return the Software Products, destroy all copies (including those in computer memory), and stop all usage.

e. Customer agrees to allow Saville to monitor compliance with these conditions in a manner which does not interfere with normal business operations.

3.    Pricing and Payment Terms:

Schedule A sets forth the current fees that apply to Customers license of the Software Products (the "License Fees"), exclusive of applicable taxes. The Initial License Fee, as defined in Schedule A, shall be invoiced upon shipment of the Software Products. Unless otherwise provided in Schedule A hereto, all additional license fees shall be invoiced at Saville's then current License Fees upon Saville's receipt of the Additional Subscriber Notification. Fees for services hereunder, including installation or training, shall be invoiced monthly during rendition of such services. In addition, Customer will be responsible for reimbursing Saville for reasonable out-of-pocket travel and living expenses related to on-site services for installation or training. Other than the Initial License Fee which shall be due fifteen (15) days from the date of invoice, all payments hereunder shall be due thirty (30) days from the date of the applicable invoice. Customer agrees to pay all sales, use, personal property, value added or other taxes associated with this Agreement or the Software Products and services, except taxes on Saville's net income. Past due payments bear interest from the due date at the rate of the lesser of 1 1/2% per month or the highest rate permitted by applicable law. All amounts due shall be paid in U.S. Dollars. All other pricing and payment terms are as described in the applicable separate agreement, if and when executed by Saville and Customer.

4.    Delivery and Installation:

a. Schedule A sets forth the delivery dates for the Software Products. Risk of loss will not pass to Customer until delivery to Customers designated address. Software Products cannot be returned once shipped. Replacement copies of the Software Products may be obtained on Saville's standard media with a physical preparation charge if Customer's copies become lost or damaged while in Customer's possession.

b. If Customer chooses to have Saville install the Software Products, such installation work shall be charged to Customer based on Saville's hourly rates then in effect, plus reimbursement for materials and other related expenses incurred by Saville in performing such work. During any such installation work, Customer will let Saville use Customer's system and equipment in order to test and install the Software Products. Customer must provide the necessary operating environment, as specified in the Documentation. The rendition of services hereunder shall not confer upon Customer any greater rights in the Software Products nor enlarge any of Saville's liabilities or warranties beyond those which are specified under this Agreement. Saville reserves the right to provide similar services for others.

5.    Maintenance and Training:

Support Services, as defined in the Software Maintenance Agreement attached as Schedule B hereto (the "Maintenance Agreement"), are provided at no cost for the initial period of one hundred eighty (180) days beginning with the first day of the month in which the Software Product was delivered to the Customer (the "initial Period"). After the Initial Period, Customer may purchase Support Services at the prices and on the terms set forth in the Maintenance Agreement. The foregoing and the Maintenance Agreement, if and when executed, set forth Saville entire maintenance obligation. Saville shall have the right to charge reasonable fees if Saville spends time investigating or fixing a problem which is not caused by a current standard release of a Software Product. Due to difficulties in providing maintenance on a piecemeal or component basis, Saville reserves the right to refuse to provide maintenance for less than all systems and components under license. See Schedule A for information on training.

6.    Customization Services:

Customization services will not be performed unless Saville and Customer enter into a separate written Customization Services Agreement in the form which is attached as Schedule C hereto.

7.    Warranty and Remedy:

a. Saville warrants that it has the right to grant Customer this license. Saville further warrants that the Software Products delivered to Customer will at time of delivery (or installation if Saville installs it) perform substantially in accordance with the Documentation, provided that Customer supplies the operating environment specified in the Documentation. If Saville is unable, after reasonable efforts, to correct or replace such non-conforming Software Product, Customer's sole remedy shall be the refund of an amount not to exceed the actual payments received by Saville for such non-conforming Software Product, and Customer shall have no rights in respect of such non-conforming Software Product. If Saville determines that the Software Product for which Customer's requested warranty service is not eligible for warranty service, for any reason, Customer shall pay or reimburse Saville for all costs of investigating and responding to such request at Saville's then prevailing time and materials rates. Saville shall have no obligation to make repairs, replacements or corrections which result, in whole or in part, from normal wear and tear, catastrophe, fault or negligence of Customer, improper or unauthorized use of the Software Products, causes external to the Software Products or use of the Software Products in a manner for which they were not designed.

b. Saville represents and warrants that the Software Products licensed under this Agreement are designed to be used prior to, during, and after the calendar year 2000 A.D., and without human intervention will correctly recognize, calculate, process, sequence, store and transmit Date Data without error or interruption, including leap years, and including errors or interruptions from functions which may involve Date Data from more than one century. The term "Date Data" shall mean any data or input which includes an indication of or reference to date and that is stored information and internal to fructionality. Date calculations involving either a single century or multiple centuries will neither cause an abnormal ending nor generate incorrect or unexpected results. When sorting by date, all records will be sorted in accurate sequence and when the date is used as a key, records will be read and written in accurate sequence. As used in the previous sentence, accurate sequence means, by way of example, that records will be read, written, and sorted in ascending order so that the year 1999 is before the year 2000. The Software Products will calculate, process, and display leap year information according to the following algorithm: (i) a leap year will have twenty-nine (29) days in the month of February; and (ii) a leap year occurs in all years divisible by 400 and all years evenly divisible by 4 and not evenly divisible by
      100. Saville makes no representation or warranty nor takes any responsibility for errors or omissions caused by third party systems, devices, interfaces or software.

c. SAVILLE'S SOLE OBLIGATION AND CUSTOMER'S EXCLUSIVE REMEDY FOR ANY WARRANTY FAILURE IS THE CORRECTION OR REPLACEMENT OF THE NONCONFORMING SOFTWARE PRODUCTS OR SERVICES OR THE REFUND OF AN AMOUNT NOT TO EXCEED THE ACTUAL PAYMENTS RECEIVED BY SAVILLE FOR SUCH SOFTWARE PRODUCTS, ALL AS PROVIDED IN SECTION 7(a).

c. THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE. THEY ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT, OR ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

8.    Ownership and Confidentiality:

a. All Software Products and the media on which they are delivered to Customer remain the sole and exclusive property and trade secret of Saville and its licensors. Customer shall not modify, adapt, translate, reverse engineer, decompile, disassemble, or create derivative works based on the Software Products.

      Customer agrees to take reasonable security precautions to prevent disclosure of the Software Products to third parties and to protect and maintain confidentiality of the Software Products. Customer shall immediately notify Saville of any unauthorized disclosures. Saville will have the same confidentiality obligation to Customer for any specific confidential information Customer supplies to Saville.

b. The recipient of confidential material or information will have no confidentiality obligations with regard to such material or information to the extent it is: (i) generally disclosed by the disclosing party without restrictions on confidentiality, (ii) rightfully supplied to the recipient by a third party without restrictions on confidentiality; or (iii) otherwise becomes generally publicly known without any fault on the part of the recipient.

c. Injunctive relief, in addition to any other right or remedy, shall be an appropriate remedy to enforce the provisions of this Paragraph 8.

9.    Responsibility:

a. Customer will be responsible for establishing reasonable backups, accuracy checks, and security precautions to guard against possible malfunctions, loss of data or unauthorized access.

b. Subject to Saville obligations under Paragraph 11, Customer agrees to indemnify and hold Saville harmless from any claim, loss or liability arising out of Customer's use of the Software Products or services, except to the extent caused by Saville's gross negligence or willful misconduct.

10.   LIMITATION OF LIABILITY:

a. EXCEPT AS OTHERWISE PROVIDED IN PARAGRAPH 11, SAVILLE'S LIABILITY AND THAT OF ITS AGENTS, REPRESENTATIVES, AND EMPLOYEES TO CUSTOMER FOR DAMAGES WITH RESPECT TO THIS AGREEMENT, THE SOFTWARE PRODUCTS, OR SERVICES SHALL NOT EXCEED IN THE AGGREGATE THE FEE OR PRICE FOR THE PARTICULAR SOFTWARE PRODUCTS OR SERVICES INVOLVED IN THE CLAIM. IN NO EVENT SHALL SAVILLE HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL OR, SPECIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOST REVENUES, DATA OR PROFITS. THE LIMITATIONS AND EXCLUSIONS IN THIS PARAGRAPH SHALL APPLY TO ALL CLAIMS OF EVERY NATURE, KIND AND DESCRIPTION WHETHER ARISING FROM BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHER

      TORT, OR OTHERWISE. DAMAGES AS LIMITED BY THIS PARAGRAPH IS CUSTOMER'S SOLE AND EXCLUSIVE ALTERNATIVE REMEDY IN THE EVENT THAT ANY OTHER REMEDY PROVIDED IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE.

b. Saville will not be responsible for any delay or failure in performance for causes beyond its reasonable control, including without limitation, acts of God, any government, its suppliers, or any other similar or dissimilar cause.

11.   Patents and Copyrights:

a. Saville will defend and indemnify Customer, at Saville's expense, against any claim or suit against Customer based on alleged violation of a United States patent or copyright through Customer's use of the Software Products in accordance with this Agreement and will pay all costs, settlements, or judgement finally awarded, provided Saville has the right to control the defense of the litigation, Customer takes such actions as Saville may reasonably request at Saville's expense, and Customer gives Saville prompt and timely written notice of any claim. If a judgement is obtained against Customer's use of any part of the Software Products, or if a lawsuit has been filed or threatened against Saville or any of its customers and Saville believes in good faith that there is a likelihood of an adverse judgment, Saville shall, at in option and expense: (i) modify or substitute the Software Products (but provide Customer with substantially the same functionality); (ii) obtain for Customer the right to continued use of the Software Products; or (iii) upon written notice to Customer as much before such termination as is reasonably practical in the given situation, terminate the license and take back the Software Products. In the event of termination, Saville will refund Customer its license fees, less a reasonable charge for use to the date of termination. Saville will have no obligation to defend and indemnify Customer to the extent that the claim or liability is based upon use of a noncurrent release of the Software Products and could have been avoided by use of a current release, or if the claim or liability is based upon modifications made by Customer or work performed to Customer's specifications.

b. THIS PARAGRAPH 11 STATES SAVILLE'S ENTIRE LIABILITY FOR PATENT AND COPYRIGHT INFRINGEMENT.

12.   Employees:

In the event that either party directly or indirectly (other than through the other party) hires, whether as an employee, independent contractor, or in any other capacity, any person who was, within one year prior to the hiring an employee of the other party or any of its subsidiaries, such party agrees to pay the other party a finder's fee equal to 26 times that employee's bi-weekly gross compensation at the time he or she left the employment of the other party or its subsidiary. This provision shall apply only to those employees who either worked for the other party in some capacity or worked with software or applications which were in some fashion generally similar to any offered or provided hereunder.

13.   General:

a. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts, exclusive of its choice of law rules. This is an integrated Agreement. It contains the full understanding of the parties and supersedes all other understandings, agreements, representations or correspondence, written or oral, regarding its subject matter. This Agreement may be amended, modified or waived only by another writing signed by the authorized representatives of both parties. Headings are for convenience; they shall not be used to construe this Agreement. In the event Customer issues a purchase order or other document covering the subject matter of this Agreement, it is agreed that in the event of a discrepancy between such purchase order and this Agreement, the terms and conditions of this Agreement shall prevail. No license under this Agreement, including the initial license, shall be effective unless accepted in writing by an authorized representative of Saville, Paragraphs 7(c) through 13 and the record keeping and audit provisions of Paragraph 2 shall survive termination of this Agreement. Any action against Saville under this Agreement or related to its subject matter must be brought within one year after the cause of action accrues.

b. All notices shall be in writing and shall be sent by personal delivery, by a reputable nationwide overnight courier service, or by facsimile with confirmed answerback. Notices to Customer shall be sent to Customer's billing address shown above, attention Senior Vice President Business Development with a copy to General Counsel at the same address. Notices to Saville shall be sent to the attention of the President, Saville Systems, One Van de Graaff Drive, Burlington, Massachusetts 01803. Notices shall be effective upon delivery in the case of personal delivery, on receipt in the case of facsimile, and one day after it is sent via overnight courier. Unless otherwise provided in Schedule A hereto, prices of the Software Products and other items and services are subject to change in the future with thirty (30) days prior notice. Current pricing schedules will be supplied upon request.

c. All disputes arising out of or relating to this Agreement shall be finally settled by arbitration conducted in Boston, Massachusetts, U.S.A. under the rules of commercial arbitration of the American Arbitration Association ("Rules"). Both parties shall bear equally the cost or the arbitration (exclusive of legal fees and expenses, all of which each party shall bear separately). All decision, of the arbitrator(s) shall be final and binding on both parties and enforceable in any court of any court of competent jurisdiction. Notwithstanding the foregoing, in the event of breach by a party of its obligations hereunder, the non-breaching party may seek injunctive or other equitable relief in any court of competent jurisdiction.

d. Nothing in this license shall be construed to constitute or create a joint venture, partnership, or formal business organization of any kind and the rights and obligations of each party shall be only those expressly set forth herein. Neither party shall have authority to bind the other, and neither party assumes any liabilities of the other party.

e. If during the term of this Agreement, Saville agrees to license, transfer or otherwise provide to any other customer products, including without limitation Software, (a) with substantially similar specifications as the software provided to Customer under this Agreement, (b) at quantities equal to or less than the quantities being purchased by

      Customer hereunder, (c) under substantially similar circumstances as provided hereunder and (d) for selling prices lower than the prices to Customer for products hereunder, then the prices to Customer for such products under this Agreement shall be automatically reduced to such lower prices for that period of time which Saville is offering the lower prices to such other customer.

THE ABOVE TERMS AND CONDITIONS ARE AGREED TO AND ACCEPTED AND ARE HEREBY EXECUTED BY THE PARTIES UNDER SEAL.
(Please sign and return two copies of this agreement).

BIRCH TELECOM, INC.                          Accepted at Saville Systems Inc.


By: /s/ David W. Vranicar                    By:
    ---------------------------                  ---------------------------

Name: David W. Vranicar                      Name: John Kiley

Title: Senior Vice President                 Title: Senior Vice President

Date: June 9, 1998                           Date:

      Customer hereunder, (c) under substantially similar circumstances as provided hereunder and (d) for selling prices lower than the prices to Customer for products hereunder, then the prices to Customer for such products under this Agreement shall be automatically reduced to such lower prices for that period of time which Saville is offering the lower prices to such other customer.

THE ABOVE TERMS AND CONDITIONS ARE AGREED TO AND ACCEPTED AND ARE HEREBY EXECUTED BY THE PARTIES UNDER SEAL.
(Please sign and return two copies of this agreement.)

BIRCH TELECOM, INC.                          Accepted at Saville Systems Inc.


By:                                          By: /s/ John Kiley
    ---------------------------                  ---------------------------

Name: David W. Vranicar                      Name: John Kiley

Title: Senior Vice President                 Title: Senior Vice President

Date: June 9, 1998                           Date:

                                   Schedule A

I.    Licensed Software Products

      Saville CBP AS/400 3.2 for up to **** Subscribers, including Updates as described in the Software Maintenance Agreement, if such Software Maintenance Agreement is in full force and effect between Saville and Customer at the time of the release of such Update, and all associated Documentation License for greater than **** Subscribers will be granted upon payment of the applicable additional License Fees as provided in Section 3 of the License Agreement.

II.   Equipment Operating Environment and Permitted Location

      IBM AS/400 at Customer's premises located at 324 East 11th Street, Suite 1500, Kansas City, Missouri 64l06, or such other equipment or locations as may be approved by Saville, in writing.

III.  License Fees

                                        North America
Number      of         Subscribers*     License Fee**

****       ****            ****              ****
****       ****            ****              ****
****       ****            ****              ****
****       ****            ****              ****
****       ****            ****              ****
****       ****            ****              ****
****       ****            ****              ****
****       ****            ****              ****

* Subscriber counts will be reviewed quarterly for the life of the contract.

** All License Fees are in United States Dollars and apply cumulatively, i.e., the additional License Fee to move from one Subscriber level to the next is the difference between the previous level and the new level. The above License Fees shall be in effect for two years from the date of execution of this Agreement and shall not increase by more than 10% in each of the third and fourth years after the date of execution of this Agreement. Thereafter, License Fees shall be at Saville's then current levels.

*** The "Initial License Fee."

IV.   Delivery

      Saville shall deliver Saville AS/400 3.2 for up to **** Subscribers to Customer's principal place of business within seven (7) days after the date of execution of this Agreement.

V.    Training

      This will be delivered in the Statement of Work.

VI.   Permitted Use

      Except as may otherwise be agreed to by Saville and Customer in writing, Customer shall be permitted to use three (3) copies of the Software Products - one for production, one for training and testing and one for backup or archiving to be integrated with Customer's disaster recovery system.

                                   Schedule B

                         SOFTWARE MAINTENANCE AGREEMENT

BIRCH TELECOM, NC.
1000 Walnut, Suite 1220
Kansas City, Missouri 64106

Thank you for choosing SAVILLE SYSTEMS INC. ("Saville") to provide you ("Customer") with maintenance services. The terms appearing below form our Agreement for maintaining the Software Products, as that term is defined in a Software License Agreement between Saville and Customer (the "Software License Agreement"). Please read carefully, and sign this Agreement in duplicate. Both copies should be returned to Saville for written acceptance. Once accepted, Saville will sign both copies and then return one of those copies to you.

These maintenance services will be provided by Saville only with respect to Software Products.

1. Definitions. Capitalized terms used herein that are not defined shall have the meaning given to such term in the Software License Agreement.

      (a) Commencement Date. The later of (i) the date upon which Saville and Customer have executed this Agreement and (ii) the date following the expiration of the Initial Period as such term is defined in Section 5 of the Software License Agreement.

      (b) Licensed Software. All Software Products licensed to Customer under the Software License Agreement.

      (c) Maintenance Period. A period of twelve (12) consecutive months commencing on the Commencement Date of this Agreement, and each twelve month period thereafter.

      (d) Support Service. The Licensed Software support service ordered by Customer and furnished under this Agreement, as such service is available and constituted from time to time in accordance with this Agreement.

      (e) Updates. Product updates, problem corrections, modifications or enhancements to the Licensed Software.

2. Term. The term of this Agreement shall commence on the Commencement Date and shall be for a period of one year. This Agreement shall continue thereafter in full force and effect on a year-to-year basis unless sooner terminated in accordance with Section 4 hereof.

3. Services to be Provided.

      Saville shall provide the following services during a Maintenance Period:

      (a) Problem Correction. Saville shall use reasonable efforts to diagnose and correct documented problems which Customer reports in using the Licensed Software. However, under no circumstances does Saville warrant or represent that all problems can or will be connected. Saville will respond to Customer and initiate problem resolution activities within one hour of a reported CRITICAL problem, within 24 hours of a MAJOR problem, within 48 hours of a SERIOUS problem, prior to the next Update for a MINOR problem;

              (i) A CRITICAL problem is one which causes a substantial system failure or renders the Software Products substantially unusable, and an immediate fix is required;

             (ii) A MAJOR problem is one which causes a system or Software Products feature failure that cannot be avoided by alternate methods by the user;

            (iii) A SERIOUS problem is one which causes a Software Products feature or system failure that can be avoided by alternate methods by the user; and

             (iv) A MINOR problem is one which causes an inconvenience to the user of the Software Products, including but not limited to message and Documentation errors.

      The following sets forth the escalation of Saville management involvement during the period a CRITICAL problem that has not been corrected. The Involved Manager Listed below will present Customer's designated representative with a status update on the CRITICAL problem at the time listed next to such Involved Manager's name.

HOURS AFTER REPORTED CRITICAL PROBLEM        INVOLVED SAVILLE MANAGER
-------------------------------------        ------------------------
            4                                Customer Service Manager
            8                                Project Manager
           12                                Consulting Manager
           16                                Vice President Operations
           20                                Senior Vice President Operations
           24                                Chief Operating Officer

      The following sets forth the escalation of Saville management involvement during the period a MAJOR problem has not been corrected. The Involved Manager listed below will present Customer's designated representative with a status update on the MAJOR problem at the time listed next to such Involved Manager's name.

HOURS AFTER REPORTED MAJOR PROBLEM           INVOLVED SAVILLE MANAGER
----------------------------------           ------------------------
            8                                Customer Service Manager
           16                                Project Manager
           24                                Consulting Manager
           32                                Vice President Operations
           40                                Senior Vice President Operations
           48                                Chief Operating Officer

      If Customer reports a problem to Saville, Customer shall give Saville reasonable access to the equipment on which the Licensed Software operates, the Licensed Software and all relevant documentation and records, and shall provide such reasonable assistance as Saville may request, including sample output and other diagnostic information in order to assist Saville in providing maintenance service.

      (b) Updates. Saville shall provide Customer, at no additional cost, Updates for the Licensed Software under maintenance when such Updates are developed or published by Saville. Any other software or documentation developed or published by Saville will be offered to Customer at Saville's ten current published rates. All Updates shall become part of the Licensed Software.

      Any changes to program logic made under this Agreement shall be provided to Customer on any machine-readable media specified by Saville. All work carried out by Saville under this Maintenance Agreement will be chargeable to Customer at Saville's then current hourly rate if it is found that no problem or programming error in the Licenses Software exists.

      (c) Hotline Service. From 07:00 to 19:00 Eastern Time, Saville shall provide Customer remote access to Saville personnel to help Customer in answering routine questions with respect to use of the Licensed Software. Customer's access to Saville personnel shall include both telephone access and access by means of Saville's electronic mail service when made available by Saville, provided, however, that all common carrier charges incurred by Customer and all costs of telephone and terminal equipment incurred by Customer shall be the responsibility of Customer. Saville shall make available to Customer a reasonable mechanism for prompt notification of CRITICAL and MAJOR problems 24 hours per day.

4. Support Service Term.

      (a) Commencement. Saville will begin Support Service for the Licensed Software on the Commencement Date.

      (b) Continuation. Saville will furnish Support Service for the Licensed Software for successive Maintenance Periods until terminated by written notice from one party to the other.

      (c) Termination. Except as otherwise provided herein.

            (i) Notice. Either party may terminate this Agreement as of the end of any Maintenance Period by giving written notice to the other, such notice to be given by the party wishing to terminate this Agreement at least sixty (60) days prior to the end of any Maintenance Period.

            (ii) Default. Either party may terminate this Agreement at any time if the other party fails or default, in the performance of any of its obligations hereunder, effective upon such party giving written notice of termination to the defaulting party. In the event Customer terminates this Agreement under this Section 4(c)(ii), Saville shall reimburse Customer the Maintenance Charge associated with the remaining months in the Maintenance Period, such reimbursement to be calculated as the number of months remaining in the Maintenance Period at the time of the termination divided by 12 multiplied by the Maintenance Charge.

            (iii) License Expiration. This Agreement shall terminate automatically upon termination or expiration of the software license that is the subject of the Software License Agreement.

5. Customer Responsibilities

      (a) Interface. Except as otherwise provided in this or any other written agreement between Customer and Saville, Customer shall be responsible for the interface between Licensed Software for which Support Service is available and all other software used by Customer.

      (b) Installation and Operation. Except as otherwise provided in this or any other written agreement between Customer and Saville, Customer is responsible for installing, managing and operating the Licensed Software.

      (c) Software License Limitations. Customer agrees that the rights granted to Customer, the use limitations and Customer's responsibilities to prevent unauthorized disclosure specified in the Software License Agreement apply equally to all Support Services and the end product of such support services, such as corrective code, enhancements end Updates furnished under this Agreement.

      (d) Modifications by Customer. In no event shall Saville have any responsibility to correct any problems or damage resulting from changes to or modification of Licensed Software made by Customer.

      (e) Uninstalled Updates. Saville shall not be responsible for correcting any alleged problem if Customer fails to incorporate in Licensed Software any Update that Saville has provided to Customer other than the two most recent updates that Saville has provided to Customer as part of the Support Services.

6. Charges.

      (a) The charge for Support Service pursuant to this Agreement for each Maintenance Period (the "Maintenance Charge") will be eighteen percent (18%) of the aggregate License Fee charged pursuant to the Software License Agreement. The Maintenance Charge shall be invoiced at the commencement of the Maintenance Period to which such Maintenance Charge applies, with all payments hereunder due thirty (30) days from the date of the applicable invoice. Past due payments bear interest from the due date at the rate of the lesser of 1 1/2% per month or the highest rate permitted by applicable law. All amounts due shall be paid in U.S. Dollars.

      (b) Maintenance Charges and all other fees in this Agreement are exclusive of all taxes and Customer shall pay any sales, use, goods and services, personal property, consumption VAT or other tax and any duties or tariffs that may be assessed whether based upon the delivery, possession, sale or use of these maintenance services or otherwise, except for tax based on the income of Saville.

      (c) Unless otherwise specified, all charges are exclusive of customs or brokers fees or duties for tools and repair or replacement parts which must be exported from the United States of America and imported into another country to enable Saville to fulfill its responsibilities as defined in Sections 3 hereof. Saville reserves the right to bill Customer for such charges.

7. Warranty; Limitation of Remedies.

      (a) Saville warrants that the Support Service rendered hereunder shall be performed in a professional and workmanlike manner consistent with this Agreement. The Customer's remedy hereunder is correction of such Support Service, provided that if Saville is unable, after reasonable efforts, to correct such Support Service, Customer's sole remedy shall be the refund of an amount equal to payments made by Customer to Saville under this Agreement for such Support Service.

      (b) EXCEPT FOR THIS EXPRESS WARRANTY, SAVILLE GRANTS NO WARRANTIES, EITHER EXPRESSED OR IMPLIED, ON ANY SERVICES INCLUDING, BUT NOT BY WAY OF LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OR TRADE. THE STATED EXPRESS WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF SAVILLE FOR DAMAGES INCLUDING, BUT NOT LIMITED TO, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, OCCURRING OUT OF OR IN CONNECTION WITH THE SERVICES HEREUNDER, EVEN IF SAVILLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      (c) SAVILLE'S ENTIRE LIABILITY FOR DAMAGES FOR ANY CAUSE WHATSOEVER AND REGARDLESS OF THE FORM OF ACTION SHALL BE LIMITED TO THE AGGREGATE AMOUNT OF FEES (EXCLUDING REIMBURSED EXPENSES) PAID TO SAVILLE FOR SERVICES RENDERED HEREUNDER.

8. General.

      (a) This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts, exclusive of its choice of law rules. This is an integrated Agreement. It contains the full understanding of the parties and supersedes all other understandings, agreements, representations, or correspondence, written or oral, regarding its subject matter. This Agreement may be amended, modified, or waived only by another writing signed by the authorized representatives of both parties. In the event Customer issues another document covering the subject matter of this Agreement, it is agreed that in the event of a discrepancy between such other document and this Agreement, the terms and conditions of this Agreement shall prevail. Any action against Saville under this Agreement or related to its subject matter must be brought within one year after the cause of action accrues.

      (b) All disputes arising out of or relating to this Agreement shall be finally settled by arbitration conducted in Boston, Massachusetts, U.S.A. under the rules of commercial arbitration of the American Arbitration Association ("Rules"). Both parties shall bear equally the cost of the arbitration (exclusive of legal fees and expenses, all of which each party shall bear separately). All decisions of the arbitrator(s) shall be final and binding on both parties and enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, in the event of breach by a party of its obligations hereunder, the non-breaching party may seek injunctive or other equitable relief in any court of competent jurisdiction.

      (c) Paragraph 2(c) (assignments) of the Software License Agreement shall also apply to this Agreement.

IN WITNESS WHEREOF Customer and Saville have executed this Software Maintenance Agreement under seal.

BIRCH TELECOM, INC.                  Accepted at Saville Systems Inc.


By: /s/ David W. Vranicar            By:
    -------------------------            ----------------------------

Name: David W. Vranicar              Name: John Kiley

Title: Senior Vice President         Title: Senior Vice President

Date: June 9, 1998                   Date:

IN WITNESS WHEREOF Customer and Saville have executed this Software Maintenance Agreement under seal.

BIRCH TELECOM, INC.                  Accepted at Saville Systems Inc.


By:                                  By: /s/ John Kiley
    -------------------------            ----------------------------

Name: David W. Vranicar              Name: John Kiley

Title: Senior Vice President         Title: Senior Vice President

Date:                                Date:

                                   Schedule C

                        Customization Services Agreement
                              Terms and Conditions

BIRCH TELECOM, INC.
1000 Walnut, Suite 1220
Kansas City, Missouri 64106

Thank you for choosing SAVILLE SYSTEMS INC. ("Saville") to provide you ("Customer") with customization services (the "Project"). The terms appearing below and on the attached appendices (Appendices 1 and 2), which are incorporated by this reference, form our Agreement for developing software and documentation. Please read carefully, and sign this Agreement in duplicate. Both copies (including Appendices) should be returned to Saville for written acceptance. Once accepted, Saville will sign both copies and then return one of those copies to you.

Saville and Customer have also entered into a Software License Agreement commencing on ______________ (the "Software License").

1.    DEFINITIONS

When used in this Agreement, the following terms shall have the meaning specified below:

1.1 "Base Software" means the Software Products, as that term is defined in the Software License.

1.2   "Billing System" means the Software Products and the Software
      Developments.

1.3 "Documentation" means any printed material in the English language related to the Software Developments provided by Saville for use in connection with the Billing System.

1.4 "Future Software Developments" means any future developments to the Billing System specifically requested by Customer in accordance with
      Section 2.2 hereof.

1.5 "Intellectual Property" means all intellectual and industrial property, including copyright, trademarks, patents, industrial designs, mask works and integrated circuit topographies, created, developed or reduced by practice by a Party under this agreement.

1.6 "Project Plan" means the timetable for accomplishing the Project, as set out in the Statement of Work.

1.7 "Software Developments" means the enhancements and developments made by Saville in order to adapt the Base Software to the specific requirements of Customer, all as listed in the Statement of Work.

1.8 "Statement of Work" means the initial statement of work to be completed and mutually agreed by the parties pursuant to Appendix 1 hereto.

1.9 "Technical Specifications" means the detailed design specifications for the Software Developments as listed in the Statement of Work, as well as the detailed description of the other services to be provided by Saville under this Agreement.

2.    SOFTWARE DEVELOPMENTS

2.1.  Initial Implementation

(a) Based on the Technical Specifications, Saville shall develop the Software Developments. These will be done at Saville's premises end at Customer's premises as required.

(b) After acceptance of the Statement of Work by Customer, this document and the Statement of Work shall supersede all other definitions or descriptions of the Software Developments, both written or oral, whether made by Customer or Saville.

(c) Each Party shall appoint a primary contact and a secondary contact, who shall be the contact point for every issue concerning the Project and who shall be informed of the progress of the Project. The names of the contacts will be exchanged in writing by the Parties. Using the contacts, the Parties shall report to each other as mutually agreed upon as to the progress being made by each of them in relation to their various responsibilities set our in the Project Plan, any delays being encountered and the actions being taken to recover from such delays.

      All Software Developments must be authorized by the primary contact - or the secondary contact in the absence of the primary contact. The authorization will initially be a verbal notification, with a written follow-up within 24 hours for sizable developments (i.e. in excess of 5,000 U.S. Dollars).

      All other work must be authorized by the primary contact - or the secondary contact in the absence of the primary contact. The authorization will initially be a verbal notification, with a written follow-up within 24 hours for sizable support request (i.e., in excess of 5,000 U.S. Dollars).

(d) Any additions, modifications or changes to the Technical Specifications requested by Customer shall first be submitted to Saville by Customer. Within fourteen (14) days, Saville shall reply setting forth the effort, if any, on the Project Plan, on the performance of the Billing System end on any additional fees payable by Customer. If Customer notifies Saville within seven days of receipt from Saville of such reply of its desire that such additions, modifications or changes be implemented, this Agreement shall be deemed to be amended to reflect any change to the Project Plan and to the fees to be paid.

(e) Customer will certify full acceptance of all Software Developments no later than thirty (30) days after delivery of the Software Developments, provided that the Software Developments perform substantially in conformance with the Statement of Work. In this respect, it is understood and agreed upon by both Parties that all Software Developments shall have been tested by Saville prior to delivery and by Customer after delivery in accordance with the testing schedule set forth in the Statement of Work.

2.2.  Future Software Developments

(a) Customer may in the future determine that Future Software Developments should be made to the Billing System. Customer will initiate Future Software Developments by delivering a draft set of user requirements to Saville detailing the general functionality required of the Future Software Developments and any other general requirements to be met.

(b) Saville shall respond within thirty (30) days, unless otherwise agreed by the parties, to user requirements received by it under Section 2.2(a) above by providing Customer with a written best estimate of the days of effort required to carry out the Future Software Developments, together with any general comments on the user requirements that may be appropriate. The days of effort estimate shall be inclusive of the time required to produce Documentation as required under this Agreement, project management consultancy work and all Saville internal testing.

(c) Upon receipt of Saville's estimate under Section 2.2(b) above, Customer will review the user requirements for the Future Software Developments and shall make any changes that it deems necessary. Customer will then prepare a detailed functional specification and a project timetable specifying dates for completion of the relevant phases of the Future Software Developments based on Saville's days of effort estimate. Customer, may, at its discretion, request Saville to complete the project timetable on its behalf based on Customer's delivery requirements.

(d) Upon receipt of the functional specification for the Future Software Developments (as prepared under Section 2.2(c) above) and upon completion of the project timetable, Saville shall review its days of effort estimate and shall advise Customer of the extent to which it can comply with the functional specification and the project timetable. The parties shall then agree upon any changes to the functional specification or to the project timetable which may be necessary to enable Saville to complete the Future Software Developments in accordance with both of those documents.

(e) Upon completion and written agreement by the Parties of the documentation referred to in Section 2.2(d) above in the form of a statement of work, Saville shall carry out and implement the Future Software Developments in accordance with the agreed functional specification and project timetable all as set forth in such statement of work.

(f) The work carried out by Saville to produce a statement of work for Future Software Developments will be charged to Customer on a time and material basis at an hourly rate equal to Saville's then-current rate for producing such quotations.

(g) Customer will certify full acceptance of all Future Software Developments no later than thirty (30) days after the delivery of the Future Software Developments, provided that the Future Software Developments perform substantially in conformance with the applicable statement of work. In this respect, it is understood and agreed upon by both Parties that all Future Software Developments shall have been tested by Saville prior to delivery and by Customer after delivery in accordance with the testing schedule set forth in the applicable statement of work.

3.    DEVELOPMENTS AND TESTING EQUIPMENT - SPACE

Customer agrees to provide facilities for Saville, the equipment, Billing System and the Future Software Developments, at no charge, and Customer will ensure that Saville has sufficient access to such equipment, Billing System and Future Software Developments, so long as the security requirements of Customer are met. Each Party will also provide reasonable work space for the other party's employees who require work space to furnish the services to be provided under this Agreement. If development work requires the use of Saville provided software or hardware environment, there will be an additional charge of $l0 per developer hour.

4.    CUSTOMER ASSISTANCE

Customer shall assist Saville in the performance of its services under this Agreement by making available all equipment, software, documentation, information and personnel required for the execution of this Agreement on a timely basis. Customer shall also ensure that those of its personnel who are assigned to assist Saville are familiar with Customer's requirements and have the expertise and capabilities necessary to permit Saville to undertake and complete the services under this Agreement.

5.    OWNERSHIP OF SOFTWARE DEVELOPMENTS AND FUTURE SOFTWARE DEVELOPMENTS

5.1 Upon payment of the amounts specified in Section 7, the Software Developments and all Intellectual Property related to it and, in accordance with
Section 2 of this Agreement, the Future Software Developments and all Intellectual Property related to it, shall belong and become the joint ownership of Customer and Saville.

5.2 This ownership by both Parties shall imply that each party will be entitled to exercise all Intellectual Property rights on these Software Developments and Future Software Developments (including without Limitation the rights to disclose, use, sell, license, and adapt) without any interference of the other Party or any duty to account to the other Party, except that Customer shall not license any third party to use any of the Software Developments, the Future Software Developments or the Intellectual Property rights related to them.

6.    DELIVERY SCHEDULE

6.1 The Billing System shall be tested and implemented according to the time schedule provided in the Statement of Work, on the understanding that if any of the time-frames are delayed, the other time-frames will be postponed by an equal number of days.

6.2 From the date of delivery of the Billing System and from the date of delivery of any Future Software Developments until the end of the Warranty Period, as defined under Section 9.2 hereof, Saville will immediately correct at Customer's request free of charge, all reported, reproducible errors, bugs or any other problems because of which the Billing System and/or any Future Software Developments does not conform to the applicable statement of work ("Problems") upon notification by Customer.

6.3 On the date of the delivery of the Billing System and on the date of delivery of any Future Software Developments, Customer will initiate acceptance testing. If Customer is satisfied with the results of the Billing System on the date which is 15 days after such delivery, a statement of provisional receipt will be drawn up and signed by Customer and delivered to Saville. In any event Customer will certify full acceptance of the Billing System no later than thirty
(30) days after delivery of the Billing System or the Future Software Development as the case may be, provided that the Billing System or Future Software Developments perform substantially in conformance with the applicable statement of work.

7.    PRICES, PAYMENT AND PENALTIES

7.1   Fee for Software Developments

Subject to the Statement of Work, work to be performed by Saville on Software Developments shall be charged to Customer based on Saville's hourly rates which are from time to time in effect, plus reimbursement for materials and other related expenses reasonably incurred by Saville in performing such work. Saville's current hourly rates are set forth in Appendix 2 attached hereto. To the extent that the aggregate hourly fees charged by Saville for the Software Developments set forth in the Statement of Work, are greater than **** of the estimate set forth in the Statement of Work due solely to the acts or omissions of Saville, the hourly fees set forth in Appendix 2 shall be reduced by **** for all customization work required to complete such Software Developments beyond such aggregate expenditure. In addition, provided that no delay or overrun is caused by the acts or omissions by a party other than Saville or, provided further that the Statement of Work is not amended or expanded by the parties hereto, Saville agrees that the aggregate hourly fees charged by it for the Software Developments in the Statement of Work shall not exceed ****

7.2   Fee for Future Software Developments

Subject to any then effective statement of work or agreement, work to be performed by Saville on Future Software Developments shall be charged to Customer based on Saville's hourly rates which are from time to time in effect, plus reimbursement for materials and other related expenses incurred by Saville in performing such work. Saville's current hourly rates are set forth in Appendix 2 attached hereto.

7.3   Expenses

(a) Customer agrees to reimburse Saville for the cost of travel, at coach class or equivalent rate, and time involved in necessary visits to its premises to carry out and/or to install the Software Developments and future Software Developments, subject to a maximum limit of four (4) hours for travel to and from Saville to Customer. Travel time charges will be paid at Saville's then-current hourly rate for travel related to customization services for its other customers.

(b) All reasonable accommodation and subsistence expenses incurred by Saville will also be reimbursed by Customer. Such expenses must be expressly requested by Customer in relation with the Project and for the services provided by Saville.

(c) All telecommunication expenses incurred by Saville in relation with the Project and for services provided by Saville will also be reimbursed by Customer upon presentation by Saville of sufficient written proof of reasonable expenses incurred.

(d) These expenses, except telecommunication expenses, must receive Customer's prior written authorization and will be reimbursed upon receipt of an invoice with the related vouchers.

7.4   Taxes

Prices in this Agreement are exclusive of all taxes and Customer shall pay any sales, use, goods and services, personal property, consumption, VAT or other tax and any duties or tariffs that may be assessed whether based upon the delivery, possession, sale or use of these customization services or otherwise, except for tax based on the net income of Saville.

7.5   Invoicing and Payment Terms

(a) Any payments due Saville from Customer will be invoiced monthly in arrears and will be paid thirty (30) days after Customer's receipt of such invoice, provided that the payment of the invoice for the final full calendar month of implementation of the Software Developments under the Statement of Work, shall be due at the end of user acceptance pursuant to the Statement of Work, but no later than December 15, 1998. If payment is delayed by Customer, other than in accordance with Section 7.5(b) below, Saville shall be entitled to charge interest at a rate equal to the lesser of: (i) eighteen (18%) per annum; or (ii) the maximum lawful interest rate under applicable law. Each such invoice delivered to Customer will provide details of the charges to Customer, including Agreement reference numbers, applicable rates and hours of Saville personnel providing services to Customer and will be supported by proper invoices and vouchers in respect of all expenses for which reimbursement is claimed.

(b) All payments under this Agreement shall be made in U.S. Dollars, and Customer shall have the right to withhold payments for any amounts under dispute by Customer, but shall pay any other amounts invoiced that are not in dispute. If such dispute is resolved in favor of Saville, Customer shall pay interest on such disputed amount from the date it originally became due until the date it is paid to Saville at a rate equal to the lesser of: (i) eighteen percent (18%) per annum; or (ii) the maximum lawful interest rite under applicable law.

8.    DURATION AND TERMINATION

8.1 This Agreement may be terminated forthwith by either Party on written notice if the other Party is in significant breach of its obligations and fails to remedy the breach within thirty (30) days of receipt of notice in writing thereof. In the event that the terminating Party can demonstrate that such breach has involved it in additional costs, then it shall have the right to recover such costs from the breaching Party.

8.2 Either Party may terminate this Agreement forthwith on written notice if the other Party shall become insolvent or bankrupt or make an arrangement with its creditors or go into liquidation.

8.3 Upon termination of this Agreement, howsoever occasioned, Saville shall forthwith deliver to Customer (without retaining copies of the same) all correspondence, drawings, specifications, accounts documents and papers of any description elating to affairs and business of Customer (or any subsidiary or associated company) whether or not the same were prepared by Saville, were supplied by Customer (or any subsidiary or associated company), and all other property of Customer or any subsidiary or associated company (other than property jointly owned of Saville or Customer) within its possession or under its control.

8.4 Termination of this Agreement shall not prejudice any rights of either Party which have arisen on or before the date of termination and shall not prejudice the Software License Agreement or any rights of either Party thereunder.

9.    WARRANTY

9.1 Saville warrants and represents to Customer that it has full right and authority to enter into this Agreement.

9.2 Saville warrants that the Software Developments and the Future Software Developments will perform the facilities and functions set out in their respective statements of work as of the date of acceptance, and shall continue to provide such facilities and functions and shall be free from programming errors for a period of ninety (90) days from the date of acceptance of such Software Development or Future Software Development, as the case may be (the "Warranty Period").

Notwithstanding anything contained in this Agreement to the contrary, Saville shall not be liable for any correction of programming errors or non-conformity of the Billing System and/or the Future Software Developments required because of:

(a) any changes made to the Billing System and/or the Future Software Developments which were not authorized by Saville nor carried out under the supervision and control of Saville; or

(b) any computer program created by Customer or any third pasty retained by Customer, which computer program adversely affects the performance of the Billing System and/or the Future Software Developments; or

(c) accident, neglect, misuse of the Billing System and/or the Future Software Developments by Customer.

During the Warranty Period, Saville shall, at its own cost, immediately correct and remedy any Problem and any programming errors notified to it by Customer and shall carry out modification to and/or correction of the Billing System and/or any Future Software Developments, such that these will be able to provide the facilities and functions set out in the applicable statement of work. If Saville is unable, after reasonable best efforts, to correct any Problem with a Software Development or Future Software Development under this warranty, Customer's sole remedy shall be the refund of an amount not to exceed the actual payments received by Saville for the hourly fees relating to such non-conforming Software Development or Future Software Development. This shall constitute Customer's exclusive remedy for any such Problem.

Notification by Customer under the terms of this Section shall include a listing of output and such data as Saville may reasonably require in order to reproduce the operating conditions in which the Problem, the programming error or non-conformity was discovered. All work carried our by Saville under this warranty will be chargeable to Customer at Saville's then-current hourly rate if it is found that no Problem or programming error exists.

9.3 Saville warrants that the Software Developments and Future Software Developments developed under this Agreement will be designed to be used prior to, during, and after the calendar year 2000 A.D., and without human intervention will correctly recognize, calculate, process, sequence, store and transmit Date Data without error or interruption, including leap years, and including errors or interruptions from functions which may involve Date Data from more than one century. The term "Date Data" shall mean any data or input which includes an indication of or reference to date and that is stored information and internal to functionality. Date calculations involving either a single century or multiple centuries will neither cause an abnormal ending nor generate incorrect or unexpected results. When sorting by date, all records will be sorted in accurate sequence and when the date is used as a key, records will be read and written in accurate sequence. As used in the previous sentence, accurate sequence means, by way of example, that records will be read, written, and sorted in ascending order so that the year 1999 is before the year 2000. The Software Developments and Future Software Developments will calculate, process, and display leap year information according to the following algorithm; (i) a leap year will have twenty-nine (29) days in the month of February; and (ii) a leap year occurs in all years divisible by 400 and all years evenly divisible by 4 and not evenly divisible by 100. Saville, however, makes no representation or warranty nor takes any responsibility for errors or omissions caused by third party systems, devices, interfaces or software, or for errors or omissions caused by functional or technical requirements specified by Customer.

9.4 THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE IN LIEU OF ANY OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT, AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

10.   LIABILITY

10.1 Saville is liable for the Software Developments and the Future Software Developments performed under this Agreement. HOWEVER, IN ANY CASE SAVILLE'S ENTIRE LIABILITY UNDER ANY PROVISION OF THIS AGREEMENT WITH RESPECT TO A SOFTWARE DEVELOPMENT OR A FUTURE SOFTWARE DEVELOPMENT SHALL BE LIMITED TO THE AGGREGATE AMOUNT OF HOURLY FEES (EXCLUDING REIMBURSED EXPENSES) PAID TO SAVILLE FOR SUCH SOFTWARE DEVELOPMENT OR FUTURE SOFTWARE DEVELOPMENT, AS THE CASE MAY BE, IN ACCORDANCE WITH THIS AGREEMENT.

10.2 In no event shall Saville be liable fur indirect damages (even if Saville have been advised of the possibility of such loss) including, but not limited to, lost business revenue, lost data, failure to realize expected profits or savings or other commercial or economic loss of any kind.

11.   GENERAL

11.1 Paragraph 2(c) (assignments and sublicenses) and 8(b) and (c) (confidentiality) of the Software License Agreement shall also apply to this Agreement.

11.2 This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts, exclusive of its choice of law rules. This is an integrated Agreement. It contains the full understanding of the parties and supersedes all other understandings, agreements, representations, or correspondence, written or oral, regarding its subject matter. This Agreement may be amended, modified, or waived only by another writing signed by the authorized representatives of both parties. Headings are for convenience; they shall not be used to construe this Agreement. Any action against Saville under this Agreement or related to its subject matter must be brought within one year after the cause of action accrues.

11.3 All notices shall be in writing and shall be sent by personal delivery, by a reputable nationwide overnight courier service prepaid, or by facsimile with confirmed answerback. Notices to Customer shall be sent to Customer's billing address shown above, attention Senior Vice President Business Development, with a copy to General Counsel at the same address. Notices to Saville shall be sent to the attention of the President, Saville Systems, One Van de Graaff Drive, Burlington, Massachusetts 01803. Notices shall be effective upon delivery in the case of personal delivery, on receipt in the case of facsimile, and one day after it is sent via overnight couriers.

11.4 All disputes arising out of or relating to this Agreement shall be finally settled by arbitration conducted in Boston, Massachusetts, U.S.A. under the rules of commercial arbitration of the American Arbitration Association ("Rules"). Both parties shall bear equally the cost of the arbitration (exclusive of legal fees and expenses, all of which each party shall bear separately). All decisions of the arbitrator(s) shall be final and binding on both parties and enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, in the event of breach by a party of its obligations hereunder, the non-breaching party may seek injunctive or other equitable relief in any court of competent jurisdiction.

11.5 Saville employees shall be deemed not to be at any time employees or servants of Customer and Saville is and shall remain an independent contractor for all purposes. Unless otherwise agreed to in a written agreement, Saville does not undertake to perform any obligation of Customer, whether regulatory or contractual, or to assume any responsibility for Customer's business or operations.

11.6 Nothing in this Agreement shall be construed to constitute or create a joint venture, partnership, or formal business organization of any kind and the rights and obligations of each Party shall be only those expressly set forth herein. Neither Party shall have authority to bind the other Party, and neither Party assumes any liabilities of the other Party.

11.7 Neither Party shall be liable for any delay or failure to perform its obligations, other than payment obligations, due to any case of "force majeure".

11.8 Each Party agrees not to hire their respective staff members assigned to perform the services listed in this Agreement, without the prior and written agreement of the other Party,


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

even if the request for hiring is initiated by the staff member her/himself. This non-hiring covenant is valid for the period of the Project increased by a period of one (1) year.

11.9 The Parties have requested that this Agreement and all communications and documents relating hereto be expressed in the English language.

IN WITNESS WHEREOF Customer and Saville have executed this Software Maintenance Agreement under seal.

BIRCH TELECOM, INC.                  Accepted at Saville Systems Inc.


By: /s/ David W. Vranicar            By:
    -------------------------            ----------------------------

Name: David W. Vranicar              Name: John Kiley

Title: Senior Vice President         Title: Senior Vice President

Date: June 9, 1998                   Date:

even if the request for hiring is initiated by the staff member her/himself. This non-hiring covenant is valid for the period of the Project increased by a period of one (1) year.

11.9 The Parties have requested that this Agreement and all communications and documents relating hereto be expressed in the English language.

IN WITNESS WHEREOF Customer and Saville have executed this Software Maintenance Agreement under seal.

BIRCH TELECOM, INC.                  Accepted at Saville Systems Inc.


By:                                  By: /s/ John Kiley
    -------------------------            ----------------------------

Name: David W. Vranicar              Name: John Kiley

Title: Senior Vice President         Title: Senior Vice President

Date:                                Date:

                          APPENDIX 1: STATEMENT OF WORK

Specification Study:      **** plus travel and living expenses (payment terms
                          are 30 days from completion of Study)

The Specification Study will enable our companies to fully define the BIRCH TELECOM requirements and Saville CBP AS/400 convergent billing solution. This on-site Study and Operational Review will provide a report summarizing the findings and recommendations regarding the functional scope of the project and the standard capabilities of the System. This review will clearly define the deliverables and potential modifications and/or customizations related to the scope of the project. This Study will establish a clear definition of the project to include the cost and time frames for the delivery of the component pieces.

The Specification Study will result in a Statement of Work, complete with the required hardware/software architecture, and a firm investment proposal for the BIRCH TELECOM solution. It is anticipated that the Study would be completed within one month from commencement. The start date is anticipated to be June 8, 1998. As discussed, we will require active participation from BIRCH TELECOM within the period during which we are completing the Study.

The parties hereby agree that the Project Statement attached to this Agreement as Appendix shall be the basis for the Statement of Work and that the not to exceed price of **** set forth in Section 7.1 of this Agreement applies to the functionality set forth in such Project Statement.


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

                        APPENDIX 2: CURRENT HOURLY RATES

        TITLE DESCRIPTION           HOURLY          DAILY

Executive                            ****           ****

Industry Consultant                  ****           ****

Consulting Manager                   ****           ****

Consultant - Project Leader          ****           ****

Consultant - Level IV                ****           ****

Consultant - Level III               ****           ****

Consultant - Level II                ****           ****

Consultant - Level I                 ****           ****

Project Administrator                ****           ****


Daily rates based on an 8 hour day


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